UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2009
Allion Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-17821	11-2962027

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1660 Walt Whitman Road, Suite 105, Melville, New York 11747

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (631) 547-6520
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Phantom Stock Units
     On February 4, 2009, the Compensation Committee of the Board of Directors of Allion Healthcare, Inc. (the “Company”) approved the grant of cash-settled phantom stock units to certain of the Company’s key employees, including each of its named executive officers: Michael P. Moran, Chief Executive Officer, President and Chairman of the Board, Russell J. Fichera, Chief Financial Officer, Stephen A. Maggio, Director of Finance, Robert E. Fleckenstein, R.Ph., Vice President, Pharmacy Operations, and Anthony D. Luna, Vice President, HIV Sales (each, an “Executive”). Each of the Executives received the number of cash-settled phantom stock units set forth below opposite his name.

Named Executive Officer	Cash-Settled Phantom Stock Units
Mr. Moran	1,200,000
Mr. Fichera	300,000
Mr. Maggio	50,000
Mr. Fleckenstein	200,000
Mr. Luna	200,000

     The cash-settled phantom stock units represent the right to earn, on a one-for-one basis, a cash amount equivalent to the value, as of the vesting date, of an equivalent number of shares of the Company’s common stock (the “Units”). The Units will vest and pay out in cash on the tenth (10th) anniversary of the grant date, provided the Executive is still employed by the Company. The Units will also accelerate vesting and pay out as follows: (i) in full upon a change in control of the Company, (ii) as to a prorata number of Units, calculated as if the Units had vested on a monthly basis, upon the Executive’s termination of employment by the Company without cause or by the Executive for good reason (as such terms are defined in the award certificate), or (iii) as to the full number of Units if a change in control of the Company occurs within six (6) months following such termination of employment. The award certificate also provides that the Executive will be entitled to a tax gross-up payment from the Company to cover any excise tax liability he may incur as a result of any payments or benefits, whether paid pursuant to the terms of the Units or otherwise, that may be deemed “golden parachute” payments under Section 280G of the Internal Revenue Code.
     The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the form of cash-settled phantom stock unit award certificate, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Form of Cash-Settled Phantom Stock Unit Certificate.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLION HEALTHCARE, INC.
/s/ Russell J. Fichera
By: Russell J. Fichera
Its: Chief Financial Officer

Date: February 10, 2009

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